EXHIBIT 99.1



                           TEXACO REPORTS 1999 RESULTS
                           ---------------------------

FOR  IMMEDIATE  RELEASE:   WEDNESDAY,  JANUARY  26,  2000.
----------------------------------------------------------
                  WHITE PLAINS, N.Y., January 26 - Texaco reported today fourth quarter 1999 income before special items of $370 million ($.67 per share). Net income for the period was $318 million ($.58 per share).

                                                 Earnings Summary
                                                                     Fourth Quarter                      Year
                                                             -------------------------       ------------------------
                                                                     1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Income before special items (millions)                             $  370      $    92            $1,214        $ 894
                  Per share                                        $ 0.67      $  0.15            $ 2.21        $1.59
Net income (loss) (millions)                                       $  318      $  (213)           $1,177        $ 578
                  Per share                                        $ 0.58      $ (0.43)           $ 2.14        $0.99
---------------------------------------------------------------------------------------------------------------------

         Texaco Chairman and Chief Executive Officer Peter I. Bijur stated, "Our 1999 earnings benefited significantly from the dramatic rise in crude oil prices, but these increases could not be fully recovered in the marketplace. After starting the year at very low levels, crude oil prices jumped in March and continued to climb throughout the year. Benchmark WTI crude oil ended the year at nearly $26 per barrel and continued to climb in 2000. Much of the earnings benefit from higher crude oil prices was reduced by lower refining and marketing margins around the world. Excess refining capacity has created chronic refined product oversupply in all areas, limiting the amount of crude costs that can be recovered in the market. The oversupply situation was exacerbated by economic weakness in the Caltex areas and parts of Latin America which reduced product demand."
         Bijur added, "Operationally, we continued to reduce our exposure to the refining business through Equilon's sale of its El Dorado, Kansas refinery. Our recently announced Agbami exploration discovery in the deepwater offshore Nigeria reflects the success of our upstream strategy shift from multiple incremental projects to select high margin, high impact projects. We achieved over $700 million in expense reductions and synergy capture, exceeding our year-end 2000 target of $650 million a


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full year ahead of schedule.  Fourth quarter exploration expenses were higher as we wrote off investments in Thailand, and in the Gulf of Mexico where fourth quarter appraisal drilling determined certain prospects to be non-commercial."

                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
Texaco Inc. (Millions of dollars):                                   1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Income before special items                                        $  370       $   92            $1,214       $  894
                                                                   ------       ------            ------       ------
Inventory valuation adjustments                                         -         (142)              152         (142)
Write-downs of assets                                                 (81)         (93)             (157)         (93)
Gains (losses) on major asset sales                                    (3)           -               (62)          20
Tax benefits on asset sales                                            40           24                40           43
Tax issues                                                             41            -               106           25
Royalty settlement                                                    (30)           -               (30)           -
Environmental issues                                                  (12)           -               (12)           -
Reorganization, restructuring and
  employee separation costs                                            (7)         (94)              (74)        (144)
                                                                   ------       ------            ------       ------
                                                                      (52)        (305)              (37)        (291)
Cumulative effect of accounting change                                  -            -                 -          (25)
                                                                   ------       ------            ------       ------
Total special items                                                   (52)        (305)              (37)        (316)
                                                                   ------       ------            ------       ------
Net income (loss)                                                  $  318       $ (213)           $1,177       $  578
                                                                   ======       ======            ======       ======

Effective January 1, 1998, Texaco's Caltex affiliate adopted a new accounting standard, SOP 98-5, resulting in a change in accounting for start-up costs at its Thailand refinery. Texaco's first quarter 1998 results included a $25 million charge associated with this accounting change.

Details on special items are included in the following segment information.

OPERATING RESULTS

           EXPLORATION AND PRODUCTION

                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
United States (Millions of dollars):                                 1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Operating income before special items                               $ 243        $  80             $ 666        $ 381
Special items                                                         (35)         (80)              (14)         (80)
                                                                    -----        -----             -----        -----
Total operating income                                              $ 208        $   -             $ 652        $ 301
                                                                    =====        =====             =====        =====

         U.S. Exploration and Production earnings for this year's fourth quarter and year were above last year's levels due to higher crude oil and natural gas prices. Crude oil prices continued to rise in the


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                                     - 3 -


fourth quarter and more than doubled in 1999, in response to production cutbacks by OPEC and several non-OPEC countries which led to a decline in worldwide inventory levels. Average realized crude oil prices for the fourth quarter and year 1999 were $20.50 and $14.70 per barrel, 110 percent and 39 percent higher than last year. For the fourth quarter and year 1999, average natural gas prices were $2.43 and $2.18 per MCF, 27 percent and nine percent above last year.
         Production decreased seven percent for the fourth quarter and ten percent for the year. This decrease was due to natural field declines, asset sales and reduced investment consistent with our focus on capital efficiency.
         Operating expenses were ten percent lower this year as a result of cost savings from the restructuring of our worldwide upstream organization. Exploratory expenses for the fourth quarter were $130 million before taxes, $68 million higher than last year. This year's quarter included a $100 million ($65 million after tax) write-off of investments in the Fuji and McKinley prospects in the Gulf of Mexico. These prospects were initially drilled between 1995 and 1998 and appraisal drilling in the fourth quarter determined them to be non-commercial. Exploratory expenses for the year 1999 were $234 million before taxes, $23 million below last year.
         Results for 1999 included net special charges of $14 million comprised of an $11 million charge for employee separation costs, a $30 million charge for the settlement of crude oil royalty valuation issues on federal lands, an $18 million gain on asset sales in California and a $9 million production tax refund. Special charges of $35 million in the fourth quarter included the above referenced crude oil royalty settlement.
         Special charges for 1998 included fourth quarter asset write-downs of $51 million and employee separation costs of $29 million.

                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
International (Millions of dollars):                                 1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Operating income before special items                               $ 195        $  15             $ 386        $ 181
Special items                                                         (24)         (52)              (26)         (52)
                                                                    -----        -----             -----        -----
Total operating income (loss)                                       $ 171        $ (37)            $ 360        $ 129
                                                                    =====        =====             =====        =====

         International Exploration and Production operating results for the fourth quarter and year improved over last year's levels due to higher crude oil prices. These prices continued to rise throughout the fourth quarter due to worldwide production cutbacks which lowered inventory levels. Average realized crude oil prices for the fourth quarter and year were $20.57 and $15.23 per barrel, 101 percent


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and 36 percent above last year. For the fourth quarter and year average  natural gas prices were $1.30 and $1.34 per MCF, 27 percent and 18 percent below last year.
         Daily production in the fourth quarter and year was slightly below last year's levels due to the decline in volumes in Indonesia as higher prices reduced our lifting entitlements for cost recovery. Fourth quarter production increases in the Partitioned Neutral Zone and further development of our Karachaganak field in the Republic of Kazakhstan almost offset the lower Indonesian entitlements. Production increases for the year in the Partitioned Neutral Zone and Karachaganak nearly offset decreased production in the U.K. North Sea and Indonesia, and lower gas production in Latin America.
         Operating expenses were three percent lower for the year as a result of cost savings from the restructuring of our worldwide upstream organization. Exploratory expenses for the fourth quarter were $89 million before taxes, $14 million higher than last year. This year's fourth quarter included $30 million ($20 million after tax) of prior year drilling expenditures in Thailand. Exploratory expenses for the year were $267 million before taxes, $63 million higher than last year.
         Results for 1999 included special charges of $26 million, including $24 million in the fourth quarter for prior years' tax issues in the U.K. Special charges in 1998 included $42 million for U.K. asset impairments and $10 million for employee separation costs.

         Refining, Marketing and Distribution

                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
United States (Millions of dollars):                                 1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Operating income before special items                               $   4       $   36             $ 287       $  276
Special items                                                           -          (48)              (79)         (55)
                                                                    -----       ------             -----       ------
Total operating income (loss)                                       $   4       $  (12)            $ 208       $  221
                                                                    =====       ======             =====       ======

         U.S. Refining, Marketing and Distribution fourth quarter earnings before special items were lower than last year and slightly higher for the year. U.S. downstream activities are primarily conducted through Equilon Enterprises LLC, Texaco's western alliance with Shell Oil Company, and Motiva Enterprises LLC, Texaco's eastern alliance with Shell Oil Company and Saudi Refining, Inc.
         Equilon's earnings for the year benefited from improved West Coast refining margins as a result of industry refinery outages earlier in the year and improved utilization at the Martinez refinery. Operational problems at the Puget Sound refinery earlier this year had a negative impact on earnings. Transportation results benefited from higher throughput during the quarter and the year. Marketing


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margins were weak for the quarter and the year as pump prices  lagged  increases in gasoline spot prices. During the fourth quarter, Equilon recorded additional supply costs which related to operations during the first nine months of the year. These costs negatively impacted our fourth quarter results by $16 million.
         Motiva's results for the fourth quarter and year were affected by weak refining and marketing margins on the East and Gulf Coasts due to rising crude costs and high industry-wide refined product inventory levels. These effects were partially mitigated by improved refinery reliability for the year.
         The fourth quarter and year also benefited from the realization of synergies for Equilon and Motiva. These included re-engineering of work processes, leveraging economies of scale to reduce supply costs, sharing best practices and capitalizing on logistical and trading opportunities, including higher utilization of proprietary pipelines and other assets.
         The year 1999 included special charges of $79 million mainly for asset write-downs of $76 million for the El Dorado and Wood River refineries during the second quarter. Equilon completed the sale of El Dorado to Frontier Oil Company during the fourth quarter and is seeking a purchaser for the Wood River refinery. Other special items in 1999 included an inventory valuation benefit of $8 million and reorganization, restructuring and employee separation costs of $11 million associated with the alliance formation.
         Results for 1998 included $55 million of net special charges. These included a charge of $21 million related to the formation of our U.S. alliances and inventory valuation charges of $34 million. For the fourth quarter net special charges of $48 million consisted of inventory valuation adjustments and U.S. alliance formation charges. Formation charges included asset write-downs and reorganization, restructuring and employee separation costs, as well as gains on Federal Trade Commission mandated asset sales.


                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
International (Millions of dollars):                                 1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Operating income before special items                              $   45       $   46            $  338       $  503
Special items                                                         (52)        (128)               32         (171)
                                                                   ------       ------            ------       ------
Total operating income (loss)                                      $   (7)      $  (82)           $  370       $  332
                                                                   ======       ======            ======       ======

         International Refining and Marketing results for the year declined due to escalating crude costs that outpaced product price increases. This pressure on refining margins impacted all major operating areas in Europe, Latin America and the Caltex Asia-Pacific region. The economic downturn and related


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currency  devaluation in Brazil also adversely  impacted  marketing  margins and volumes in Latin America. However, marketing revenues improved in West Africa, Central America and the Caribbean as a result of increased high margin sales
volumes.  In  the  Caltex  region,   results  benefited  from  reduced  currency
volatility linked to improved economic conditions, gains from the sale of marketable securities and an inventory drawdown benefit. These benefits were not sufficient to offset the combined forces of higher crude costs and an oversupply of product in the Caltex region, where refining and marketing margins were down from the prior year.
         Operating results for the fourth quarter were down slightly from the prior year. Results in Europe and Latin America decreased due to lower margins. Comparative results in the Caltex region were higher due to significant currency losses last year and an inventory drawdown benefit of $25 million this year.
         Results for 1999 included net special benefits of $32 million. These included inventory valuation benefits of $144 million and tax benefits of $54 million for a Korean tax revaluation. The year also included a charge of $80 million relating to Caltex' sale of its interest in Koa Oil Company, asset write-downs of $23 million in Caltex and Europe, restructuring, reorganization and employee separation costs of $41 million and prior year tax charges of $22 million. Of these amounts, $52 million of special charges were included in the fourth quarter. These included $23 million in asset write-downs, $22 million in prior year tax charges and $7 million for Caltex restructuring charges.
         The year 1998 included special charges of $171 million consisting of inventory valuation charges of $108 million and restructuring, reorganization and employee separation costs of $63 million. The fourth quarter 1998 included special charges of $128 million consisting of the inventory valuation charges of $108 million and employee separation costs of $20 million.

         GLOBAL GAS AND POWER


                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
(Millions of dollars):                                               1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Operating income (loss) before special items                       $    5        $  (4)            $  21       $  (33)
Special items                                                         (32)          (3)              (35)          17
                                                                   ------        -----             -----       ------
Total operating (loss)                                             $  (27)       $  (7)            $ (14)      $  (16)
                                                                   ======        =====             =====       ======

         During 1999, responsibility for the Global Gas Marketing segment and the company's cogeneration, gasification, hydrocarbons-to-liquids and fuel cell technology units was combined under a


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single senior executive, creating the Global Gas and Power segment. Prior period information has been restated to reflect this change.
         Operating results for the fourth quarter and year benefited from the continued improvement of natural gas liquids margins, higher gasification licensing revenues and higher cogeneration income. There were also gains from the sale of several assets, including our interest in a U.K. retail gas marketing operation and a U.S. gas gathering pipeline.
         Results for 1999 included special charges of $35 million for gas plant impairments in the fourth quarter of $32 million and employee separation costs of $3 million recorded earlier in the year. Net special benefits of $17 million were recorded in 1998, including $20 million in the second quarter for the sale of a partial interest in a pipeline and $3 million for employee separation costs recorded in the fourth quarter.

CORPORATE/NON-OPERATING RESULTS

                                                                     Fourth Quarter                      Year
                                                              ------------------------       ------------------------
 (Millions of dollars):                                              1999         1998              1999         1998
---------------------------------------------------------------------------------------------------------------------
Results before special items                                        $(122)      $  (80)            $(481)       $(412)
Special items                                                          91            6                85           50
                                                                    -----       ------             -----        -----
Total corporate/non-operating                                       $ (31)      $  (74)            $(396)       $(362)
                                                                    =====       ======             =====        =====

         Non-operating results for the fourth quarter and twelve months reflected higher net interest expense due to higher debt levels and interest rates. Expenses were low during the fourth quarter 1998 due to higher interest income and lower tax expense.
         Results for 1999 included net special benefits of $85 million. These included $89 million of favorable prior years' income tax adjustments and tax benefits of $40 million attributable to the sale of an interest in a subsidiary recorded in the fourth quarter. Also recorded in the fourth quarter were asset write-downs of $26 million and charges for environmental issues of $12 million. In addition to these items, a $6 million charge for employee separation costs was recorded earlier in the year. Net special benefits in 1998 of $50 million included tax benefits of $24 million and employee separation costs of $18 million in the fourth quarter. Earlier in the year we recorded a gain of $19 million attributable to the sale of an interest in a subsidiary and other tax benefits of $25 million.


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CAPITAL AND EXPLORATORY EXPENDITURES
         Capital and exploratory expenditures were $3,893 million for the year 1999, compared to $4,019 million in 1998.
         In the United States upstream, expenditures decreased 39 percent compared to 1998. Internationally, spending rose 54 percent during 1999 due to the acquisition of a 45 percent ownership interest in the Malampaya Deep Water Natural Gas project and increasing our ownership in the Venezuelan Hamaca joint venture. Additionally, international spending increased for lease acquisitions in Brazil and Nigeria. These changes reflect the effects of our switch in focus to higher impact international projects.
         In the  downstream,  capital  expenditures  decreased  due to depressed global industry conditions. Also, there were refinery project completions in 1998 and the slowing of re-imaging and branding initiatives in the U.S. and Caltex areas of operation.
         Global Gas and Power reflected an increase in investment for cogeneration and gasification projects principally in California and the Far
East, while spending for natural gas projects decreased due to pipeline completions last year.
                                     - xxx -

     CONTACTS:    Kelly McAndrew    914-253-6295
                  Andy Norman       914-253-4068

     INVESTOR RELATIONS:

                  Elizabeth Smith   914-253-4478

Listen in live to Texaco's fourth quarter 1999 earnings discussion with financial analysts on Thursday, January 27 at 11:30 am EST at:

             http://www.webevents.broadcast.com/texaco/q499earnings

For technical assistance, call Sheila Lujan at 800-366-9831


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


Income (loss)                                                          Fourth Quarter (a)                Year (a)
(Millions of dollars)                                                 ---------------------        ---------------------
                                                                       1999         1998             1999         1998
                                                                     -------      -------          -------      -------
Exploration and production
     United States                                                    $  208        $   -          $  652         $ 301
     International                                                       171          (37)            360           129
                                                                      ------        -----          ------         -----
           Total                                                         379          (37)          1,012           430

Refining, marketing and distribution
     United States                                                         4          (12)            208           221
     International                                                        (7)         (82)            370           332
                                                                      ------        -----          ------         -----
           Total                                                          (3)         (94)            578           553

Global gas and power                                                     (27)          (7)            (14)          (16)
                                                                      ------        -----          ------         -----
           Total operating segments                                      349         (138)          1,576           967
                                                                      ------        -----          ------         -----

Other business units                                                       -           (1)             (3)           (2)

Corporate/Non-operating                                                  (31)         (74)           (396)         (362)
                                                                      ------        -----          ------         -----
Income (loss) before cumulative effect
  of accounting change                                                   318         (213)          1,177           603

Cumulative effect of accounting change (b)                                 -            -               -           (25)
                                                                      ------        -----          ------         -----
          Net income (loss)                                           $  318        $(213)         $1,177         $ 578
                                                                      ======        =====          ======          ====
Net income (loss) per common share (dollars) - diluted                $  .58        $(.43)         $ 2.14         $ .99

Average number of common shares outstanding for
  computation of earnings per share (millions) - diluted               546.4        525.4           537.9         529.0

Provision for (benefit from) income taxes included
  in net income (loss)                                                $  109        $(160)         $  602         $  98


(a) Includes special items indicated in this release.

(b) Caltex adoption of SOP 98-5 of the AICPA, "Reporting on the Costs of Start-Up Activities".


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


Other Financial Data                                                     Fourth Quarter                    Year
(Millions of dollars)                                                 ---------------------        ---------------------
                                                                       1999         1998             1999         1998
                                                                     -------      -------          -------      -------
Revenues                                                             $10,562      $ 7,809         $35,698       $31,707

Total assets as of December 31                                                                (c) $29,000       $28,570

Stockholders' equity as of December 31                                                        (c) $12,040       $11,833

Total debt as of December 31                                                                  (c) $ 7,650       $ 7,291


Capital and exploratory expenditures
Exploration and production
     United States                                                   $   276      $   329         $   900       $ 1,470
     International                                                       958          373           1,823         1,185
								     -------      -------         -------       -------
          Total                                                        1,234          702           2,723         2,655

Refining, marketing and distribution
     United States                                                       136          133             379           431
     International                                                       193          362             487           717
                                                                     -------      -------         -------       -------
          Total                                                          329          495             866         1,148
Global gas and power                                                     150           44             279           185
                                                                     -------      -------         -------       -------
          Total operating segments                                     1,713        1,241           3,868         3,989

Other business units                                                       3           10              25            31
                                                                     -------      -------         -------       -------
          Total                                                      $ 1,716      $ 1,251         $ 3,893       $ 4,019
                                                                     =======      =======         =======       =======
Exploratory expenses (d)
     United States                                                   $   130      $    62         $   234       $   257
     International                                                        89           75             267           204
                                                                     -------      -------         -------       -------
          Total                                                      $   219      $   137         $   501       $   461
                                                                     =======      =======         =======       =======

Dividends paid to common stockholders                                $   245      $   236         $   964       $   952

Dividends per common share (dollars)                                 $   .45      $   .45         $  1.80       $  1.80

Dividend requirements for preferred stockholders                     $     3      $    14         $    29       $    54

(c)  Preliminary

(d) Includes prior years' exploratory expenditures expensed in the current year


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                                     - 11 -


Operating Data                                                           Fourth Quarter                    Year
                                                                      ---------------------        ---------------------
                                                                       1999         1998             1999         1998
                                                                     -------      -------          -------      -------
Exploration and production

     United States
          Net production of crude oil and
            natural gas liquids (MBPD)                                   381          401             395           433

          Net production of natural gas available
            for sale (MMCFPD)                                          1,468        1,637           1,462         1,679
                                                                      ------       ------         -------       -------
               Total net production (MBOEPD)                             626          674             639           713

          Natural gas sales (MMCFPD)                                   3,635        3,719           3,373         3,873

          Average U.S. crude (per bbl.)                               $20.50       $ 9.74          $14.70        $10.60
          Average U.S. natural gas (per mcf)                          $ 2.43       $ 1.91          $ 2.18        $ 2.00
          Average WTI (Spot) (per bbl.)                               $24.55       $12.88          $19.31        $14.39
          Average Kern (Spot) (per bbl.)                              $18.98       $ 8.22          $13.35        $ 8.38

     International
          Net production of crude oil and
           natural gas liquids (MBPD)
            Europe                                                       161          163             147           158
            Indonesia                                                    138          186             152           166
            Partitioned Neutral Zone                                     132          113             124           108
            Other                                                         72           63              67            65
                                                                      ------       ------          ------        ------
               Total                                                     503          525             490           497

          Net production of natural gas available
           for sale (MMCFPD)
            Europe                                                       269          304             263           267
            Colombia                                                     183          163             165           180
            Other                                                        126           85             109           101
                                                                      ------       ------          ------        ------
               Total                                                     578          552             537           548
                                                                      ------       ------          ------        ------
               Total net production (MBOEPD)                             599          617             579           588

          Natural gas sales (MMCFPD)                                     616          579             567           664

          Average International crude (per bbl.)                      $20.57       $10.22          $15.23        $11.20
          Average International natural gas (per mcf)                 $ 1.30       $ 1.79          $ 1.34        $ 1.63
          Average U.K. natural gas (per mcf)                          $ 2.29       $ 2.54          $ 2.35        $ 2.54
          Average Colombia natural gas (per mcf)                      $  .74       $  .72          $  .67        $  .84

          Total worldwide net production (MBOEPD)                      1,225        1,291           1,218         1,301



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                                     - 12 -

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


Operating Data                                                           Fourth Quarter                    Year
                                                                      ---------------------        ---------------------
                                                                       1999         1998             1999         1998
                                                                     -------      -------          -------      -------
Refining, marketing and distribution

     United States
          Refinery input (MBPD)
            Equilon area                                                 367          385             374           387
            Motiva area                                                  267          298             297           311
                                                                       -----        -----           -----         -----
               Total                                                     634          683             671           698

          Refined product sales (MBPD)
            Equilon area                                                 754          599             712           585
            Motiva area                                                  383          412             377           377
            Other                                                        263          279             288           241
                                                                       -----        -----           -----         -----
               Total                                                   1,400        1,290           1,377         1,203

     International
          Refinery input (MBPD)
            Europe                                                       346          332             353           350
            Caltex area                                                  355          418             397           417
            Latin America/West Africa                                     69           67              70            65
                                                                       -----        -----           -----         -----
               Total                                                     770          817             820           832

          Refined product sales (MBPD)
            Europe                                                       622          586             606           571
            Caltex area                                                  688          629             669           593
            Latin America/West Africa                                    515          488             493           462
            Other                                                         32           77              76            59
                                                                       -----        -----           -----         -----
               Total                                                   1,857        1,780           1,844         1,685

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